Exhibit 10.51

MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”) is made as of October 28, 2025 (the “Effective Date”) by and among Siebert Financial Corporation, a New York corporation (“SFC”), RISE Financial Services, LLC, a Delaware limited liability company (“RISE Financial”) and [INVESTOR] (“Investor”).

RECITALS:

WHEREAS, SFC desires to purchase from Investor 100% of the limited liability membership interests owned by Investor in RISE Financial on the terms set forth herein and pursuant to the RISE Financial Amended and Restated Operating Agreement, dated October 31, 2021, as thereafter amended, restated or supplemented from time to time, and a copy of which is attached hereto as Exhibit A (the “Amended Operating Agreement”);

WHEREAS, terms not otherwise defined herein shall have the meaning set forth in the Amended Operating Agreement.

AGREEMENT:

In consideration of the mutual covenants and representations herein set forth, Investor, RISE Financial and SFC, intending to be legally bound, hereby agree as follows:

1. Purchase and Sale of the Units.

1.1. Sale and Issuance of Units. Upon the terms and subject to the conditions set forth in this Agreement, SFC shall purchase, and Investor shall sell and transfer to SFC, limited liability company membership interests in RISE Financial (“Units”), which represent approximately ([PERCENT]%) of the issued and outstanding Units, at a price per Unit of [UNIT PRICE] ($[UNIT PRICE]) for an aggregate purchase price of [AGGREGATE AMOUNT] ($[AGGREGATE AMOUNT]) (the “Purchase Price”). The parties acknowledge and agree that the Purchase Price represents the carrying price of the Units and a return of capital invested in RISE Financial to the Investor.

1.2. Closing. The Closing shall take place upon full satisfaction or waiver of each closing condition (the “Closing”) which shall be deemed to have occurred upon the execution by each of the parties to this Agreement. At the Closing, SFC shall deliver the Purchase Price to Investor, by wire transfer of immediately available funds to an account designated by Investor, and Investor shall deliver to SFC the Units together with any unit powers requested by Investor.

1.3. Withholding. Notwithstanding anything to the contrary in this Agreement, Investor, any of its affiliates and their respective agents shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any amounts payable pursuant to this Agreement such amounts as they determine are required to be deducted or withheld therefrom or in connection therewith under any provision of the U.S. Internal Revenue Code of 1986, as amended or provision of applicable law. To the extent any such amounts are so deducted or withheld, such amounts will be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made.

2. Representations of the Investor. Investor hereby represents and warrants to SFC and RISE Financial as of the Effective Date as follows:

2.1. Ownership of Units. Investor is the sole record and beneficial owner of the Units. The Units represent all of the equity held by Investor in RISE Financial. The Units, when delivered in accordance with the terms of this Agreement, will be, free and clear of all claims, liens, charges, rights, restrictions, options, preemptive rights, mortgages, deeds of trust, hypothecations, assessments, pledges, encumbrances, title defects, easements, encroachments, claims of equitable interest or security interests of any kind or nature whatsoever, other than (i) restrictions under any applicable securities laws and (ii) restrictions contained in the Amended Operating Agreement.

2.2. Organization and Authority. Investor is an individual in good standing under the laws of the State of Florida. Investor has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes a legal, valid and binding obligation of Investor, enforceable against Investor in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (ii) as limited by general principles of equity that restrict the availability of equitable remedies.

2.3. No Conflicts. The execution, delivery and performance by Investor of this Agreement and the consummation by Investor of the transactions contemplated hereby, do not and will not (i) violate any provision of the organizational documents of Investor, if applicable, or (ii) violate or result in a breach of or constitute a default under any law or order to which Investor is subject.

2.4. Litigation. There is no civil or criminal legal action, suit, or proceeding at law or in equity now pending or, to Investor’s knowledge, threatened against Investor and, to Investor’s knowledge, there is no civil or criminal investigation at law or in equity pending or threatened that would have a material effect on consummating the transactions contemplated by this Agreement.

2.5. Investment Representations. Investor has had an opportunity to discuss RISE Financial’s business, management and financial affairs with its management. Investor has also had an opportunity to ask questions of officers of RISE Financial, which questions were answered to its satisfaction. Investor has reviewed the financial valuation report relating to RISE Financial, a copy of which is attached hereto as Exhibit B.

3. Representations of SFC. SFC hereby represents and warrants to Investor and RISE Financial as of the Effective Date as follows:

3.1. Organization and Authority. SFC (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York, and (ii) has all requisite corporate power and authority to enter into and carry out the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement, and the transactions contemplated herein, have been duly authorized by all requisite corporate action on the part of SFC. This Agreement constitutes a legal, valid and binding obligation of SFC, enforceable against SFC in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) general principles of equity that restrict the availability of equitable remedies.

3.2. No Conflicts. The execution, delivery and performance by SFC of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate any provision of the organizational documents of SFC or (ii) violate or result in a breach of or constitute a default under any law or order to which SFC is subject.

3.3. Litigation. There is no civil or criminal legal action, suit, or proceeding at law or in equity now pending or, to SFC’s knowledge, threatened against SFC and, to SFC’s knowledge, there is no civil or criminal investigation at law or in equity pending or threatened that would have a materially adverse effect on consummating the transactions contemplated by this Agreement.

3.4. Investment Representations.

3.4.1. SFC has had an opportunity to discuss RISE Financial’s business, management and financial affairs with its management. SFC has also had an opportunity to ask questions of officers of RISE Financial, which questions were answered to its satisfaction. SFC has reviewed the financial valuation report relating to RISE Financial, a copy of which is attached hereto as Exhibit B.

3.4.2. SFC is acquiring the Units for its own account, for investment only, and not with a view to any resale or public distribution thereof. SFC acknowledges that (i) the Units have not been registered under the Securities Act, or any state securities laws, (ii) there is no public market for the Units and there can be no assurance that a public market shall develop, and (iii) SFC must bear the economic risk of its investment in the Units for an indefinite period of time. SFC has all requisite legal power and authority to acquire the Units in accordance with the terms of this Agreement and is an “Accredited Investor” within the meaning of the Securities and Exchange Commission Rule 501 of Regulation D of the Securities Act, as presently in effect.

4. Representations and Warranties of RISE Financial. RISE Financial hereby represents and warrants to Investor and SFC as of the Effective Date as follows:

4.1. Organization and Good Standing; Power and Authority; Qualifications. RISE Financial (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware, (ii) has all requisite power and authority to own, lease and operate its properties and to carry on its business as presently conducted and as proposed to be conducted and (iii) has all requisite power and authority to enter into and carry out the transactions contemplated by this Agreement.

4.2. Authorization. The execution, delivery and performance of this Agreement, and the transactions contemplated herein, have been duly authorized by all requisite limited liability company action on the part of RISE Financial. This Agreement constitutes a legal, valid and binding obligation of RISE Financial, enforceable against RISE Financial in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) general principles of equity that restrict the availability of equitable remedies.

4.3. Capitalization. As of the Effective Date and immediately prior to the transactions contemplated by this Agreement, the capitalization of RISE Financial consists of a single class of membership interest representing 100% of the outstanding capital of RISE Financial, and owned as set forth on Exhibit C. Except as contemplated by this Agreement, there are no warrants, options, or convertible securities of RISE Financial outstanding, or any option plans, agreements, or other commitments pursuant to which RISE Financial is or may become obligated to issue any of its membership units or other securities of RISE Financial, and RISE Financial has not reserved any of its membership units for issuance, including under any such plans, commitments or agreements. There is no outstanding indebtedness that could convey to any person the right to vote or that is convertible into or exercisable for any units or other equity interests of RISE Financial. There are no voting trusts, stockholder agreements, proxies or other agreements or undertakings in effect with respect to the voting, dividend rights or transfer of any of the Units or any other units or equity interests of RISE Financial.

4.4. Compliance with Laws; Permits. Except for matters which could not, individually or in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of RISE Financial (a “Material Adverse Effect”), RISE Financial (i) has complied in all material respects with all federal, state, local and foreign laws, rules, ordinances, codes, consents, authorizations, registrations, regulations, decrees, directives, judgments and orders applicable to it and its business and (ii) has all federal, state, local and foreign governmental licenses, permits and qualifications material to and necessary in the conduct of its business as currently conducted, such licenses, permits and qualifications are in full force and effect, and no violations have been recorded in respect of any such licenses, permits and qualifications, and no proceeding is pending or, to RISE Financial’s knowledge, threatened to revoke or limit any such license, permit or qualification.

4.5. No Conflict. The execution and delivery by RISE Financial of this Agreement and the consummation by RISE Financial of the transactions contemplated by this Agreement will not (i) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to it, or any of its properties or assets, (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Encumbrance (other than one which would not have a Material Adverse Effect) upon any of its properties or assets under, any contract to which it is a party or (iii) violate its Certificate of Formation or Amended Operating Agreement.

4.6. Litigation. There is no civil or criminal legal action, suit, or proceeding at law or in equity now pending or, to RISE Financial’s knowledge, threatened against RISE Financial and, to RISE Financial’s knowledge, there is no civil or criminal investigation at law or in equity pending or threatened that would have a Materially Adverse Effect on consummating the transactions contemplated by this Agreement.

5. General Provisions.

5.1. Investor, on behalf of itself and its successors, assigns, heirs and representatives, hereby irrevocably and unconditionally releases and discharges RISE Financial, SFC and their respective affiliates, successors and assigns from any and all claims, actions and liabilities of any kind whatsoever, whether known or unknown, that Investor ever had, now has, or may hereafter have, arising out of or relating to Investor’s status as a member of RISE Financial, or in connection with any rights, obligations or liabilities as a member of RISE Financial.

5.2. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding its conflict of law principles. Any dispute or issue arising hereunder, including any alleged breach by any party, shall be heard, determined and resolved by an action commenced in the state or federal courts in New York, New York, which the parties hereby agree shall have proper jurisdiction and venue over the issues and the parties. SFC, RISE Financial and Investor hereby agree to submit to the jurisdiction of the state or federal courts in New York and waive the right to make any objection based on jurisdiction or venue. The New York courts shall have the right to grant all relief to which SFC, RISE Financial and Investor are or shall be entitled hereunder, including all equitable relief as the court may deem appropriate.

5.3. Any notice, demand or request required or permitted to be given by SFC, RISE Financial or Investor pursuant to the terms of this Agreement shall be in writing and shall be deemed given when (i) delivered personally or (ii) deposited in the U.S. mail, first class, with postage prepaid, or (iii) sent by a nationally recognized overnight courier service, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

5.4. Any party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted to the parties hereunder are cumulative and shall not constitute a waiver of any party’s right to assert all other legal remedies available to it under the circumstances.

5.5. Investor, RISE Financial and SFC agree upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

5.6. This Agreement and the documents referenced herein constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and supersede in their entirety all other or prior agreements between or among SFC, RISE Financial and Investor regarding the subjects hereof and thereof.

5.7. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or “.pdf,” such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or ..pdf signature were the original thereof.

5.8. Each party shall bear its own expenses in connection with the preparation of this Agreement and the matters contemplated herein.

5.9. The parties hereto agree to indemnify and hold harmless each other against any claim for a fee owing by a finder or broker. SFC, RISE Financial and Investor confirm they have not entered into an agreement providing for compensation payable to a finder or broker in connection with this transaction.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Membership Unit Purchase Agreement to be duly executed as of the Effective Date.

SFC:

Siebert Financial Corp.

By:
Andrew H. Reich
Chief Financial Officer

Address:
653 Collins Avenue
Miami Beach, Fl 33139

INVESTOR:

By:
[INVESTOR]

Address:

[ADDRESS]

RISE FINANCIAL:

RISE Financial Services, LLC

By:
Andrew H. Reich
Chief Financial Officer

Address:
653 Collins Avenue
Miami Beach, Fl 33139

EXHIBIT A

(RISE Financial Services, LLC

Amended and Restated Operating Agreement)

EXHIBIT B

(Valuation Report)

EXHIBIT C

(Capitalization)

See attached.

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